Exhibit 21.1

List Of Subsidiaries

Domestic Subsidiaries	Incorporation

AbbVie Endocrine Inc. (f/k/a) Abbott Endocrine Inc.	Delaware

AbbVie Endocrinology Inc. (f/k/a) Abbott Endocrinology Inc.	Delaware

AbbVie Bioresearch Center Inc.	Delaware

AbbVie Biotech Ventures Inc.	Delaware

AbbVie Biotherapeutics Inc.	Delaware

AbbVie Holdings Inc.	Delaware

AbbVie Products LLC	Georgia

AbbVie Purchasing LLC	Delaware

AbbVie Resources Inc.	Delaware

AbbVie Resources International Inc.	Delaware

AbbVie Respiratory LLC	Delaware

AbbVie US LLC	Delaware

Aeropharm Technology, LLC	Delaware

BioDisplay Technologies, Inc.	Illinois

Fremont Holding L.L.C.	Delaware

IEP Pharmaceutical Devices, LLC	Delaware

Knoll Pharmaceutical Company	New Jersey

KOS Pharmaceuticals, Inc.	Delaware

Life Properties Inc.	Delaware

Organics L.L.C.	Delaware

Rowell Laboratories, Inc.	Minnesota

Unimed Pharmaceuticals, LLC	Delaware

Foreign Subsidiaries	Incorporation

AbbVie S.A.	Argentina

AbbVie Pty Ltd	Australia

AbbVie GmbH	Austria

AbbVie Bahamas Ltd.	Bahamas

AbbVie SA	Belgium

AbbVie Ltd	Bermuda

AbbVie Biotechnology Ltd	Bermuda

AbbVie Participações Ltda.	Brazil

AbbVie Farmacêutica Ltda	Brazil

AbbVie Corporation	Canada

AbbVie Holdings Corporation	Canada

AbbVie Productos Farmacéuticos Limitada	Chile

AbbVie SAS	Colombia

AbbVie d.o.o.	Croatia

AbbVie Limited	Cyprus

AbbVie s.r.o.	Czech Republic

AbbVie A/S	Denmark

AbbVie Oy	Finland

AbbVie	France

AbbVie Holdings	France

Abbott Products GmbH	Germany

AbbVie Biotechnology GmbH	Germany

AbbVie Deutschland GmbH & Co. KG	Germany

AbbVie Komplementär GmbH	Germany

AbbVie Real Estate Management GmbH	Germany

AbbVie (Gibraltar) Holdings Limited	Gibraltar

AbbVie (Gibraltar) Limited	Gibraltar

AbbVie Pharmaceuticals Societe Anonyme	Greece

AbbVie Limited	Hong Kong

Abbott Products Kft	Hungary

AbbVie Kft	Hungary

AbbVie Ireland Holdings Limited	Ireland

AbbVie Ireland Limited	Ireland

AbbVie Limited	Ireland

AbbVie Manufacturing Management Limited	Ireland

Fournier Laboratories Ireland Ltd.	Ireland

AbbVie S.r.l.	Italy

AbbVie GK	Japan

AbbVie Holdings KK	Japan

AbbVie Ltd	Jersey

AbbVie Ltd	Korea, South

AbbVie UAB	Lithuania

AbbVie International S.à r.l.	Luxembourg

AbbVie Investments S.à r.l.	Luxembourg

AbbVie Luxembourg Abbott Holding (Gibraltar) Limited S.C.S.	Luxembourg

AbbVie Overseas S.à r.l.	Luxembourg

AbbVie Sdn. Bhd.	Malaysia

AbbVie Farmacéuticos, S.A. de C.V.	Mexico

AbbVie B.V.	Netherlands

AbbVie Ireland NL B.V.	Netherlands

AbbVie Japan Holdings B.V.	Netherlands

AbbVie Logistics B.V	Netherlands

AbbVie Nederland Holdings B.V.	Netherlands

AbbVie Pharmaceuticals B.V.	Netherlands

Abbott Research B.V.	Netherlands

AbbVie Venezuela B.V.	Netherlands

AbbVie Venezuela Holdings B.V.	Netherlands

AbbVie Limited	New Zealand

AbbVie AS	Norway

AbbVie Pharmaceutical Trading (Shanghai) Co., Ltd.	People’s Republic of China

AbbVie Polska Sp. z o.o.	Poland

AbbVie Sp. z o.o.	Poland

AbbVie, L.da	Portugal

AbbVie Promoção, L.da	Portugal

AbbVie Corp	Puerto Rico

Knoll LLC	Puerto Rico

AbbVie Limited Liability Company	Russia

AbbVie Pte. Ltd.	Singapore

AbbVie s.r.o.	Slovakia

AbbVie Holdings s.r.o.	Slovakia

AbbVie (Pty) Ltd.	South Africa

AbbVie Farmacéutica, S.L.U.	Spain

Fundación AbbVie	Spain

AbbVie AB	Sweden

AbbVie AG	Switzerland

AbbVie Pharmaceuticals GmbH	Switzerland

AbbVie Ltd.	Thailand

AbbVie Tibbi Ilaçlar Sanayi ve Ticaret Limited Sirketi	Turkey

AbbVie Ltd	United Kingdom

AbbVie Australasia Holdings Limited	United Kingdom

AbbVie Investments Limited	United Kingdom

AbbVie Trustee Company Limited	United Kingdom

AbbVie UK Holdco Limited	United Kingdom

AbbVie Pharmaceuticals SCA	Venezuela